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                                                                    Exhibit 21.1


                         Subsidiaries of the Registrant


Beacon Capital Partners
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Beacon Venture Partners, Inc.
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Beacon Venture Partners, L.P.
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Beacon Capital Participation Plan, L.P.
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Beacon Capital Participation Plan, LLC
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Beacon Capital Partners Management, LLC
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Beacon Capital Partners Acquisition, LLC
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Cambridge Kendall SPC, Inc.
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Cambridge Athenaeum, LLC
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Kendall Athenaeum, LLC
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One Kendall, LLC
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Beacon/PW Kendall LLC
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Technology Square LLC
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